                                     UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                -----------------------

                                       FORM T-1

                      STATEMENT OF ELIGIBILITY and QUALIFICATION
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                -----------------------

            X CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                             PURSUANT TO SECTION 305(b)(2)

                           LASALLE BANK NATIONAL ASSOCIATION
                  (Exact name of trustee as specified in its charter)

                                      36-0884183
                                   (I.R.S. Employer
                                  Identification No.)

                   135 South LaSalle Street, Chicago, Illinois 60603
                  (Address of principal executive offices) (Zip Code)

                                -----------------------

                                 Willie J. Miller, Jr.
                              Group Senior Vice President
                                      Chief Legal Officer and Secretary
                              Telephone: (312) 904-2018
                          135 South LaSalle Street, Suite 925
                                Chicago, Illinois 60603
               (Name, address and telephone number of agent for service)

                                -----------------------
                   Residential Funding Mortgage Securities II, Inc.
                  (Exact name of obligor as specified in its charter)

                  Delaware                                         41-1808858
       (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                     Identification No.)

       8400 Normandale Lake Boulevard
           Minneapolis, Minnesota                                55437
  (Address of principal executive offices)                          (Zip Code)

                                -----------------------
                               Home Loan Trust 2007-HI1
                        Home Loan-Backed Notes, Series 2007-HI1
                          (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION*

Furnish the following information as to the trustee:

        (a)    Name and address of each examining or supervising authority to which it is subject.

               1.     Comptroller of the Currency, Washington D.C.

               2.     Federal Deposit Insurance Corporation, Washington, D.C.

               3.     The Board of Governors of the Federal Reserve Systems,
                      Washington, D.C.

        (b)    Whether it is authorized to exercise corporate trust powers.

                      Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

                                    Not Applicable

ITEM 3. VOTING SECURITIES OF THE TRUSTEE

Furnish the following information as to each class of voting securities of the
trustee:  As of                 (insert date within 31 days).

                                    Not Applicable

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES

If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
(a)     Title of the securities outstanding under each such other indenture
(b)     A brief statement of the facts relied upon on as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                        Not Applicable

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE        OBLIGOR
        OR UNDERWRITERS.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any connection and state the nature of such condition.

                                    Not Applicable

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

Furnish the following information as to the voting securities of trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:
        As of                           (Insert Date within 31 days).

                                    Not Applicable

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of such underwriter:
        As of                            (Insert date within 31 days).

                                    Not Applicable

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:
        As of                             (Insert date within 31 days).

                                    Not Applicable

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

If the trustee owned beneficially or holds as collateral security for obligations in default any securities on an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:
        As of                              (Insert date within 31 days).

                                    Not Applicable

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN
         AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns
10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
        As of                             (Insert date within 31 days).

                                    Not Applicable

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50
         PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:
        As of                             (Insert date within 31 days).

                                    Not Applicable

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
        As of                               (Insert date within 31 days).

                                       Not Applicable

ITEM 13. DEFAULTS BY THE OBLIGOR.

(a)     State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
(b)     If the trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                      Not Applicable

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

If any underwriter is an affiliate of the trustee, describe each such affiliation

                                        Not Applicable

ITEM 15. FOREIGN TRUSTEE.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the act.

                                         Not Applicable

ITEM 16.       LIST OF EXHIBITS.

List  below  all  exhibits  filed  as  part  of  this  statement  of  eligibility   and
qualification.

1.      A copy of the Articles of Association of LaSalle Bank National  Association now
        in effect.

2.      A copy of the  certificate  of  authority  to commence  business  (incorporated herein by reference  to Exhibit 2 filed with Form T-1 filed with the Current  Report on
Form 8-K, dated June 29, 2000, in File No. 333-61691).

3.      A copy of the  authorization to exercise  corporate trust powers  (incorporated herein by reference  to Exhibit 3 filed with Form T-1 filed with the Current  Report on
Form 8-K, dated June 29, 2000, in File No. 333-61691).

4.      A copy of the existing By-Laws of LaSalle Bank National Association

5.      Not applicable.

6.      The consent of the trustee  required by Section  321(b) of the Trust  Indenture
        Act of 1939 (incorporated  herein by reference to Exhibit 6 filed with Form T-1 filed with the Current  Report on Form 8-K,  dated June 29,  2000,  in File No.
        333-61691).

7.      A copy of the latest report of condition of the trustee  published  pursuant to law or the requirements of its supervising or examining authority.

8.      Not applicable.

                                       SIGNATURE

Pursuant to the  requirements of the Trust Indenture Act of 1939, the trustee,  LaSalle
Bank National  Association,  a corporation organized and existing under the laws of the
United States of America,  has duly caused this  statement of  eligibility to be signed on its  behalf  by the  undersigned,  thereunto  duly  authorized,  all in the  City of
Chicago, State of Illinois, on the___ day of March, 2007.

LASALLE BANK NATIONAL ASSOCIATION

By:  /s/ Susan L. Feld
        Susan L. Feld
        Vice President

LaSalle Bank National Association   Call Date:  12/31/2006    ST-BK:  17-1520
Chicago, IL  60603                                                     CERT:  15407
EXHIBIT  7

Submitted to CDR on 2/13/2007 at 6:15:13 PM

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2006

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                 Dollar Amounts in Thousands
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):            RCFD
     a. Noninterest-bearing balances and currency and coin (1)                                   0081              2,229,087
     b. Interest-bearing balances (2)                                                            0071              10,729
2.  Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)                               1754              51,616
     b. Available-for-sale securities (from Schedule RC-B, column D)                             1773              20,599,408
3.  Federal funds sold and securities purchased under agreements to resell
     a. Federal funds sold in domestic offices                                                   B987              316,355
     b. Securitites purchased under agreements to resell (3)                                     B989              165,943
4.  Loans and lease financing receivables (from schedule RC-C)
     a. Loans and leases held for sale                                                           5369              1,913,918
     b. Loans and leases, net of unearned income              B528     42,909,034
     c. LESS: Allowance for loan and lease losses             3123     666,554
     d. Loans and leases, net of unearned income and
         allowance (item 4.b minus 4.c)                                                          B529              42,242,480
5.  Trading assets (from Schedule RC-D)                                                          3545              1,862,146
6.  Premises and fixed assets (including capitalized leases)                                     2145              245,605
7.  Other real estate owned (from Schedule RC-M)                                                 2150              17,138
8.  Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)                                                                              2130              0
9.  Not applicable                                                                               2155
10. Intangible assets
      a. Goodwill                                                                                3163              165,599
      b. Other Intangible assets (from Schedule RC-M)                                            0426              0
11. Other assets (from Schedule RC-F)                                                            2160              3,146,505
12. Total assets (sum of items 1 through 11)                                                     2170              72,966,529

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank National Association   Call Date:  12/31/2006    ST-BK:  17-1520
Chicago, IL  60603                                                     CERT:  15407

Submitted to CDR on 2/13/2007 at 6:15:13 PM

SCHEDULE RC - CONTINUED

                                                                                                 Dollar Amounts in Thousands
LIABILITIES
13. DEPOSITS
      a. In domestic offices (sum of totals of                                                   RCON
         columns A and C from Schedule RC-E, part I)                                            2200              34,170,104
                                                                        RCON
         (1) Noninterest-bearing (1)                                   6631     7,231,037
         (2) Interest-bearing                                          6636     26,939,067
                                                                                                RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II)                                                                2200              9,613,111
                                                                        RCFN
         (1) Noninterest-bearing (1)                                   6631     0
         (2) Interest-bearing                                          6636     9,613,111
                                                                                                RCON
14. Federal funds purchased and securities sold under agreements to repurchase:
      a. Federal funds purchased in domestic offices (2)                                         B993              3,880,981
                                                                                                RCFD
      b. Securities sold under agreements to repurchase (3)                                     B995              1,882,664
15. Trading liabilities (from Schedule RC-D)                                                    3548              375,453

16. Other borrowed money (includes mortgage indebtedness and obligations under
      capitalized leases): From schedule RC-M                                                   3190              11,938,091
17. Not applicable
18. Not applicable                                                                              2920              0
19. Subordinated notes and debentures (4)                                                       3200              540,000
20. Other liabilities (from Schedule RC-G)                                                      2930              3,509,032
21. Total liabilities (sum of items 13 through 20)                                              2948              65,909,436
22. Minority Interest in consolidated subsidiaries                                              3000              63,441

EQUITY CAPITAL
                                                                                                RCFD
23. Perpetual preferred stock and related surplus                                               3838              500,000
24. Common stock                                                                                3230             41,234
25. Surplus (exclude all surplus related to preferred stock)                                    3839              2,010,375
26. a.Retained Earnings                                                                         3632              4,208,586
      b. Accumulated Other Comprehensive income.(5)                                             B530              233,457
27. Other Equity capital components (6)                                                         A130              0
28. Total equity capital (sum of items 23 through 27)                                           3210              6,993,652
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)      3300              72,966,529

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.  Indicate in the box at the right the number of the statement below that best describes
    the most comprehensive level of auditing work performed for the bank by independent RCFD              Number
    external auditors as of any date during 2004                                        6724              N/A
1 = Independent audit of the bank conducted in accordance     4 = Directors' examination of the bank conducted in accordance
      with generally accepted auditing standards by a certified    with generally accepted auditing standards by a
      public accounting firm which submits a report on the bank   certified public accounting firm. (may be required by state chartering authority)
2 = Independent audit of the bank's parent holding company
      conducted in accordance with generally accepted auditing 5 = Directors' examination of the bank performed by other
      standards by a certified public accounting firm which        external auditors (may be required by state
      submits a report on the consolidated holding company (but    chartering  authority)
      not on the bank separately)                              6 = Review of the bank's financial statements by external
3 = Attestation on bank management's assertion on the              auditors
      effectiveness of the banks internal control over financial 7 = Compilation of the bank's financial statements by
      reporting by a certified public accounting firm.               external auditors
                                                               8 = Other audit procedures (excluding tax preparation work)
                                                               9 = No external audit work

___________________
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses)
on            cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.